Exhibit 99.1

MarineMax Reports Fiscal 2026 Fourth Quarter and Full Year Results

~Reports Fourth Quarter Revenue of $520.1 Million~

~Growth From Higher-Margin Businesses Drives Gross Margin Expansion Despite Challenging Retail Environment~

~Continued Inventory Reduction Strengthens Balance Sheet~

OLDSMAR, Florida, November 4, 2026 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), a boat and yacht retailer, marina operator, and superyacht services company, today announced results for its fiscal 2026 fourth quarter and full year ended September 30, 2026.

Fiscal 2026 Fourth Quarter Summary

•
Revenue of $520.1 million
•
Same-store sales decreased 5.7%
•
Gross margin increased 270 basis points to 37.4%
•
Net loss attributable to MarineMax of $13.0 million
•
Net loss per share of $0.59; adjusted net loss per share1 of $0.08
•
Adjusted EBITDA1 of $21.8 million

Fiscal 2026 Full Year Summary

•
Revenue of $2.2 billion
•
Same-store sales decreased 5.5%
•
Gross margin increased 240 basis points to 34.9%
•
Net loss attributable to MarineMax of $8.2 million
•
Net loss per share of $0.37; adjusted earnings per diluted share1 of $0.58
•
Adjusted EBITDA1 of $112.6 million

CEO and President Commentary

“Fiscal 2026 demonstrated the strength of MarineMax's diversified business model and the benefits of our strategic investments to broaden our marine offerings and expand our presence in durable, higher-margin businesses,” said Brett McGill, the Company’s Chief Executive Officer and President. “Despite a challenging retail environment, contributions from across our portfolio helped offset market pressures, underscoring the value of our diversification strategy. Since 2019, we have expanded our higher-margin, non-boat revenue streams, contributing to a significant improvement in gross margin from 26.1% in fiscal 2019 to 34.9% in fiscal 2026. I want to thank our team members, whose continued dedication and commitment to our customers have made these results possible.

“Our previously announced agreement to be acquired by Safe Harbor represents an important milestone for MarineMax and reflects the value we have created by building a broader and more diversified marine business,” McGill continued. “The combination of our complementary businesses will create opportunities to improve our offerings, deepen customer and industry relationships, and support continued growth. As we move toward completing the transaction, we remain focused on serving our customers, supporting our partners, and executing our strategic priorities across the business.”

Fiscal 2026 Fourth Quarter Results

Revenue totaled $520.1 million in the fourth quarter of fiscal 2026, compared with $552.2 million in the prior-year period. The decrease primarily reflected lower boat sales, partially offset by continued growth in several higher-margin areas of the business, including marinas and parts and service.

Gross profit increased to $194.3 million, or 37.4% of revenue, in the fourth quarter of fiscal 2026, compared with $191.4 million, or 34.7% of revenue, in the prior-year period. The 270 basis point expansion in gross margin was primarily driven by improved boat profitability and a greater contribution from higher-margin businesses across the portfolio.

Selling, general and administrative (SG&A) expenses totaled $196.1 million, or 37.7% of revenue, in the fourth quarter of fiscal 2026, compared with $177.6 million, or 32.2% of revenue, in the prior-year period. The increase was primarily attributable to costs associated with the Company's pending acquisition by Safe Harbor Marinas (“Safe Harbor”). Excluding transaction and other costs, intangible amortization, changes in contingent consideration, weather-related costs and restructuring expenses, Adjusted SG&A1 increased $3.2 million, or 1.8%, to $181.1 million, compared with $177.9 million in the prior-year period.

Interest expense decreased to $13.2 million, or 2.5% of revenue, in the fourth quarter of fiscal 2026, compared with $17.3 million, or 3.1% of revenue, in the prior-year period.

Net loss attributable to MarineMax was $13.0 million, or $0.59 per share, in the fourth quarter of fiscal 2026, compared with a net loss attributable to MarineMax of $0.9 million, or $0.04 per share, in the prior-year period. The Company reported an adjusted net loss of $1.8 million, or $0.08 per share, compared with an adjusted net loss of $1.1 million, or $0.05 per share, in the prior-year period.

Adjusted EBITDA increased 26% to $21.8 million in the fourth quarter of fiscal 2026, compared with $17.3 million in the prior-year period.

Balance Sheet

Cash and cash equivalents totaled $156.4 million as of September 30, 2026, compared with $170.4 million at the end of the prior-year period.

Inventories declined $54.6 million, or 6.3%, to $812.8 million in fiscal 2026 from $867.3 million at the end of fiscal 2025, which followed a $39.3 million decline in inventory from the end of fiscal 2024.

Acquisition by Safe Harbor

As previously announced on August 10, 2026, MarineMax has entered into a definitive agreement with Safe Harbor, a marina and superyacht service business, under which Safe Harbor will acquire all issued and outstanding shares of common stock of MarineMax for $53.00 per share in cash, representing an enterprise value of approximately $1.5 billion.

The transaction, which was unanimously approved by the Company’s Board of Directors, is expected to close by the end of the calendar year 2026, subject to customary closing conditions, including the approval of MarineMax’s shareholders.

In light of the Company's pending acquisition by Safe Harbor, MarineMax will not hold a conference call to discuss its fiscal 2026 fourth quarter and full year financial results and does not intend to provide financial guidance for fiscal 2027.

About MarineMax

As a boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and over 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward Looking Statement

This communication may contain forward-looking statements including, among other things, statements regarding the ability of Safe Harbor and MarineMax to complete the proposed transaction and the expected timing of completion of the proposed transaction; the prospective performance and outlook of MarineMax’s business and opportunities; as well as any assumptions underlying any of the foregoing. When used in this communication, or any other documents, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast,” “goal,” “objective,” “plan,” “project,” “seek,” “strategy,” “target” and similar expressions should be considered forward-looking statements made in good faith by MarineMax. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval of the proposed transaction from shareholders of MarineMax; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all, or that the expected benefits of the proposed transaction may not be realized on the timeline contemplated or at all; (iii) the possibility that competing offers or acquisition proposals for MarineMax will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement with respect to the proposed transaction, including in circumstances that would require MarineMax to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on MarineMax’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, vendors and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from MarineMax’s ongoing business operations or the loss of one or more members of its management team; (viii) the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) market risks such as interest rate risk and foreign currency exchange rate risk; (x) economic and industry conditions and corresponding effects on consumer behavior and MarineMax’s operating results; (xi) environmental conditions, tariffs and their potential impacts on MarineMax’s operations and the broader economy; (xii) inclement weather and MarineMax’s ability to mitigate impacts of adverse weather conditions through geographic diversity; (xiii) MarineMax’s future estimates, assumptions and judgments, including statements regarding whether such estimates, assumptions and judgments could have a material adverse effect on MarineMax’s operating results; (xiv) the impact of MarineMax’s core strengths and retailing strategies on MarineMax’s growth and earnings potential; and (xv) the seasonality and cyclicality of MarineMax’s business and the effect of such seasonality and cyclicality on its financial results and inventory levels. Further information on risks that could affect MarineMax’s results is included in its filings with the SEC, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Except as required by applicable law, MarineMax assumes no obligation to, and does not currently intend to, update or supplement any such forward-looking statements to reflect actual results, new information, future events, changes in their expectations or other circumstances that exist after the date of this communication.

Contacts:

Mike McLamb Scott Solomon

Chief Financial Officer Senior Vice President

MarineMax, Inc. Sharon Merrill Advisors

727-531-1700 857-383-2409

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$520,141	$552,153	$2,163,989	$2,309,288
Cost of sales	325,803	360,715	1,409,817	1,559,060
Gross profit	194,338	191,438	754,172	750,228

Selling, general, and administrative expenses	196,055	177,598	702,912	647,156
Goodwill impairment	—	—	—	69,055
(Loss) income from operations	(1,717)	13,840	51,260	34,017

Interest expense	13,210	17,297	58,035	71,158
Loss before income tax (benefit) provision	(14,927)	(3,457)	(6,775)	(37,141)

Income tax (benefit) provision	(2,637)	(3,372)	678	(6,375)
Net loss	(12,290)	(85)	(7,453)	(30,766)

Less: Net income attributable to non-controlling interests	745	769	745	865
Net loss attributable to MarineMax, Inc.	$(13,035)	$(854)	$(8,198)	$(31,631)

Basic net loss per common share	$(0.59)	$(0.04)	$(0.37)	$(1.43)

Diluted net loss per common share	$(0.59)	$(0.04)	$(0.37)	$(1.43)

Weighted average number of common shares used in computing net loss per common share:

Basic	22,090,113	21,467,898	22,032,133	22,052,177
Diluted	22,090,113	21,467,898	22,032,133	22,052,177

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,	September 30,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,357	$170,351
Accounts receivable, net	78,535	108,288
Inventories	812,774	867,328
Prepaid expenses and other current assets	28,912	34,912
Total current assets	1,076,578	1,180,879
Property and equipment, net	536,467	552,546
Operating lease right-of-use assets, net	131,885	137,915
Goodwill	524,759	526,931
Other intangible assets, net	33,347	35,416
Other long-term assets	35,997	36,751
Total assets	$2,339,033	$2,470,438
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$45,129	$56,378
Contract liabilities (customer deposits)	59,226	45,699
Accrued expenses	141,479	121,042
Short-term borrowings	613,671	715,679
Current maturities on long-term debt	31,448	35,593
Current operating lease liabilities	11,059	10,489
Total current liabilities	902,012	984,880
Long-term debt, net of current maturities	324,351	356,235
Noncurrent operating lease liabilities	124,040	127,969
Deferred tax liabilities, net	39,085	47,447
Other long-term liabilities	3,782	5,154
Total liabilities	1,393,270	1,521,685
SHAREHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	31	31
Additional paid-in capital	370,097	360,818
Accumulated other comprehensive income	3,611	8,234
Retained earnings	738,186	746,384
Treasury stock	(178,277)	(178,277)
Total shareholders’ equity attributable to MarineMax, Inc.	933,648	937,190
Non-controlling interests	12,115	11,563
Total shareholders’ equity	945,763	948,753
Total liabilities and shareholders’ equity	$2,339,033	$2,470,438

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Retail Operations	$519,902	$549,116	$2,158,767	$2,299,555
Product Manufacturing	30,040	33,356	108,632	138,947
Elimination of intersegment revenue	(29,801)	(30,319)	(103,410)	(129,214)
Revenue	$520,141	$552,153	$2,163,989	$2,309,288
Income from operations:
Retail Operations	$2,177	$14,235	$58,912	$104,509
Product Manufacturing (1)	(1,900)	(3,524)	(13,653)	(79,093)
Intersegment adjustments	(1,994)	3,129	6,001	8,601
(Loss) income from operations	$(1,717)	$13,840	$51,260	$34,017

(1) Product manufacturing loss from operations during the fiscal year ended September 30, 2025, includes a non-cash goodwill impairment charge of $69.1 million.

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss attributable to MarineMax, Inc.	$(13,035)	$(854)	$(8,198)	$(31,631)
Transaction and other costs (1)	12,510	754	25,854	2,319
Intangible amortization (2)	820	1,397	3,448	5,650
Change in fair value of contingent consideration (3)	(465)	(2,475)	(795)	(28,126)
Weather (recoveries) expenses	(5)	(315)	(2,129)	4,433
Restructuring expense (4)	2,107	298	2,389	1,600
Goodwill impairment (5)	—	—	—	69,055
Tax adjustments for items noted above (6)	(3,757)	86	(7,221)	(13,788)
Adjusted net (loss) income attributable to MarineMax, Inc.	$(1,825)	$(1,109)	$13,348	$9,512

Diluted net loss per common share	$(0.59)	$(0.04)	$(0.37)	$(1.43)
Transaction and other costs (1)	0.56	0.04	1.17	0.11
Intangible amortization (2)	0.04	0.07	0.16	0.26
Change in fair value of contingent consideration (3)	(0.02)	(0.13)	(0.04)	(1.28)
Weather (recoveries) expenses	—	(0.01)	(0.10)	0.20
Restructuring expense (4)	0.10	0.01	0.11	0.07
Goodwill impairment (5)	—	—	—	3.13
Tax adjustments for items noted above (6)	(0.17)	0.01	(0.33)	(0.62)
Adjustment for dilutive shares (7)	—	—	(0.02)	(0.02)
Adjusted diluted net (loss) income per common share	$(0.08)	$(0.05)	$0.58	$0.42

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents gains to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Represents goodwill impairment expense incurred on the manufacturing reporting unit during the fiscal year ended September 30, 2025.

(6) Adjustments for taxes for items are calculated based on an estimated effective tax rate. The estimated effective rate used for the three and twelve months ended September 30, 2026 was used for the three and twelve months ended September 30, 2025, for consistency in presentation.

(7) Represents an adjustment for shares that are anti-dilutive for GAAP net income per share but are dilutive for adjusted net income per share.

	Three Months Ended		Year Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss attributable to MarineMax, Inc.	$(13,035)	$(854)	$(8,198)	$(31,631)
Interest expense (excluding floor plan)	6,581	7,694	28,078	30,195
Income tax (benefit) provision	(2,637)	(3,372)	678	(6,375)
Depreciation and amortization	12,450	12,935	50,337	49,320
Stock-based compensation expense	3,999	2,915	15,238	19,353
Transaction and other costs	12,510	754	25,854	2,319
Restructuring expense	2,107	298	2,389	1,600
Goodwill impairment	—	—	—	69,055
Change in fair value of contingent consideration	(465)	(2,475)	(795)	(28,126)
Weather (recoveries) expenses	(5)	(315)	(2,129)	4,433
Foreign currency	312	(303)	1,134	(345)
Adjusted EBITDA	$21,817	$17,277	$112,586	$109,798

1 Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net loss attributable to MarineMax,” “Adjusted net income attributable to MarineMax,” “Adjusted net loss per share,” “Adjusted diluted net income per share,” “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), and “Adjusted selling, general and administrative expenses” (“Adjusted SG&A”), which are non-GAAP financial measures as defined under applicable securities legislation. Adjusted SG&A expenses represent SG&A expenses adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses, and restructuring expenses. See the tables labeled, “Supplemental Financial Information” for the excluded amounts for both periods for Adjusted SG&A.

In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliations and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.